Exhibit 99.2 XL Fleet September 2020 INVESTOR PRESENTATION Exhibit 99.2 XL Fleet September 2020 INVESTOR PRESENTATION

Disclaimer This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between XL Hybrids, Inc. (doing business as XL Fleet) (“XL”) and Pivotal Investment Corporation II (“Pivotal”) and certain related transactions (the “Proposed Business Combination”) and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law, in no circumstances will Pivotal, XL or any of their respective subsidiaries, stockholders, affiliates representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as research reports prepared for other purposes. Neither Pivotal nor XL has independently verified the data obtained from these sources and cannot assure of the data’s accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of XL, Pivotal or the Proposed Business Combination. Viewers of this Presentation should each make their own evaluation of XL, Pivotal, the Proposed Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward Looking Statements Certain statements included in this Presentation that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of XL’s and Pivotal’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of XL and Pivotal. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any required consents or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of Pivotal or XL is not obtained; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties or the termination of any PIPE investor’s subscription agreement; failure to realize the anticipated benefits of the Proposed Business Combination; the effect of the Proposed Business Combination on XL’s business relationships, operating results, and business generally; potential difficulties in XL’s employee retention as a result of the Proposed Business Combination; risks related to diverting management’s attention from XL’s ongoing business operations in connection with the Proposed Business Combination; potential litigation that may be instituted against Pivotal or XL or their respective directors or officers related to the Proposed Business Combination or the merger agreement or in relation to XL’s business; the amount of the costs, fees, expenses and other charges incurred by the parties in connection with the Proposed Business Combination; risks relating to the uncertainty of the projected financial information with respect to XL and the combined company; XL’s ability to achieve any level of revenue, gross profit or EBITDA margin; risks related to the growth of XL’s business and the timing of expected business milestones; the effects of competition and the pace and depth of electric vehicle adoption generally on XL’s and the combined company’s future business; changes in regulatory requirements, governmental incentives and fuel and energy prices; the amount of redemption requests made by Pivotal’s stockholders; the ability of Pivotal or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future; the impact of the global COVID-19 pandemic on any of the foregoing risks; and those factors discussed in Pivotal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its subsequent quarterly reports on Form 10-Q, in each case, under the heading “Risk Factors,” and other documents of Pivotal filed, or to be filed from time to time with the Securities and Exchange Commission (“SEC”), which are available via the SEC’s website at www.sec.gov. If any of these risks materialize or the assumptions in this Presentation prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Pivotal nor XL presently anticipate or that Pivotal and XL currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Pivotal’s and XL’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Pivotal and XL anticipate that subsequent events and developments will cause Pivotal’s and XL’s assessments to change. However, while Pivotal and XL may elect to update these forward-looking statements at some point in the future, Pivotal and XL specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Pivotal’s and XL’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. 2 ConfidentialDisclaimer This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between XL Hybrids, Inc. (doing business as XL Fleet) (“XL”) and Pivotal Investment Corporation II (“Pivotal”) and certain related transactions (the “Proposed Business Combination”) and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law, in no circumstances will Pivotal, XL or any of their respective subsidiaries, stockholders, affiliates representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as research reports prepared for other purposes. Neither Pivotal nor XL has independently verified the data obtained from these sources and cannot assure of the data’s accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of XL, Pivotal or the Proposed Business Combination. Viewers of this Presentation should each make their own evaluation of XL, Pivotal, the Proposed Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward Looking Statements Certain statements included in this Presentation that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of XL’s and Pivotal’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of XL and Pivotal. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any required consents or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of Pivotal or XL is not obtained; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties or the termination of any PIPE investor’s subscription agreement; failure to realize the anticipated benefits of the Proposed Business Combination; the effect of the Proposed Business Combination on XL’s business relationships, operating results, and business generally; potential difficulties in XL’s employee retention as a result of the Proposed Business Combination; risks related to diverting management’s attention from XL’s ongoing business operations in connection with the Proposed Business Combination; potential litigation that may be instituted against Pivotal or XL or their respective directors or officers related to the Proposed Business Combination or the merger agreement or in relation to XL’s business; the amount of the costs, fees, expenses and other charges incurred by the parties in connection with the Proposed Business Combination; risks relating to the uncertainty of the projected financial information with respect to XL and the combined company; XL’s ability to achieve any level of revenue, gross profit or EBITDA margin; risks related to the growth of XL’s business and the timing of expected business milestones; the effects of competition and the pace and depth of electric vehicle adoption generally on XL’s and the combined company’s future business; changes in regulatory requirements, governmental incentives and fuel and energy prices; the amount of redemption requests made by Pivotal’s stockholders; the ability of Pivotal or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future; the impact of the global COVID-19 pandemic on any of the foregoing risks; and those factors discussed in Pivotal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its subsequent quarterly reports on Form 10-Q, in each case, under the heading “Risk Factors,” and other documents of Pivotal filed, or to be filed from time to time with the Securities and Exchange Commission (“SEC”), which are available via the SEC’s website at www.sec.gov. If any of these risks materialize or the assumptions in this Presentation prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Pivotal nor XL presently anticipate or that Pivotal and XL currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Pivotal’s and XL’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Pivotal and XL anticipate that subsequent events and developments will cause Pivotal’s and XL’s assessments to change. However, while Pivotal and XL may elect to update these forward-looking statements at some point in the future, Pivotal and XL specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Pivotal’s and XL’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. 2 Confidential

Disclaimer (cont’d) Use of Projections This Presentation contains projected financial information with respect to XL and the combined company. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. Neither Pivotal’s nor XL’s independent auditors have studied, reviewed, complied or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. The assumptions and estimates underlying such projections are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the projections contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Financial Information; Non-GAAP Financial Measures The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus or registration statement to be filed by Pivotal with the SEC. Some of the financial information and data contained in this Presentation, such as EBITDA and EBITDA margin, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Pivotal and XL believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to XL’s financial condition and results of operations. XL’s management uses these non-GAAP measures for trend analyses, and for budgeting and planning purposes. Pivotal and XL believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing XL’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. XL’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in XL’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these imitations, management presents non-GAAP financial measures in connection with GAAP results. You should review XL’s audited financial statements, which will be included in the Registration Statement (as defined below). Important Information About the Proposed Business Combination and Where to Find It In connection with the Proposed Business Combination, Pivotal intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a preliminary proxy statement to be distributed to holders of Pivotal’s common stock in connection with Pivotal’s solicitation of proxies for the vote by Pivotal’s stockholders with respect to the Proposed Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to XL’s stockholders in connection with the completion of the Proposed Business Combination. After the Registration Statement has been filed and declared effective, Pivotal will mail a definitive proxy statement, when available, to its stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS THERETO AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIVOTAL, XL AND THE PROPOSED BUSINESS COMBINATION. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Pivotal through the website maintained by the SEC at http://www.sec.gov, or by directing a request to Pivotal at c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. 3 ConfidentialDisclaimer (cont’d) Use of Projections This Presentation contains projected financial information with respect to XL and the combined company. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. Neither Pivotal’s nor XL’s independent auditors have studied, reviewed, complied or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. The assumptions and estimates underlying such projections are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the projections contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Financial Information; Non-GAAP Financial Measures The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus or registration statement to be filed by Pivotal with the SEC. Some of the financial information and data contained in this Presentation, such as EBITDA and EBITDA margin, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Pivotal and XL believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to XL’s financial condition and results of operations. XL’s management uses these non-GAAP measures for trend analyses, and for budgeting and planning purposes. Pivotal and XL believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing XL’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. XL’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in XL’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these imitations, management presents non-GAAP financial measures in connection with GAAP results. You should review XL’s audited financial statements, which will be included in the Registration Statement (as defined below). Important Information About the Proposed Business Combination and Where to Find It In connection with the Proposed Business Combination, Pivotal intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a preliminary proxy statement to be distributed to holders of Pivotal’s common stock in connection with Pivotal’s solicitation of proxies for the vote by Pivotal’s stockholders with respect to the Proposed Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to XL’s stockholders in connection with the completion of the Proposed Business Combination. After the Registration Statement has been filed and declared effective, Pivotal will mail a definitive proxy statement, when available, to its stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS THERETO AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIVOTAL, XL AND THE PROPOSED BUSINESS COMBINATION. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Pivotal through the website maintained by the SEC at http://www.sec.gov, or by directing a request to Pivotal at c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. 3 Confidential

Disclaimer (cont’d) Participants in the Solicitation Pivotal and XL and their respective affiliates and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Business Combination. Information about the directors and executive officers of Pivotal is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Business Combination when they become available. Stockholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents as indicated above. No Offers or Solicitation This Presentation shad not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Trademarks This Presentation contains trademarks, service marks, trade names and copyrights of Pivotal, XL and other companies, which are the property of their respective owners. 4 ConfidentialDisclaimer (cont’d) Participants in the Solicitation Pivotal and XL and their respective affiliates and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Business Combination. Information about the directors and executive officers of Pivotal is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Business Combination when they become available. Stockholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents as indicated above. No Offers or Solicitation This Presentation shad not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Trademarks This Presentation contains trademarks, service marks, trade names and copyrights of Pivotal, XL and other companies, which are the property of their respective owners. 4 Confidential

Transaction Overview

XL Leadership Team



Dimitri Kazarinoff
Chief Executive Officer



Tod Hynes
Founder, Chief Strategy Officer

Pivotal Investment Corporation II



Jon Ledecky
Chairman, Chief Executive Officer



Kevin Griffin
Director

Summary of Proposed Transaction

- XL Fleet (XL) is an industry leader in fleet electrification solutions, with proven, proprietary technology and electrification systems and solutions that work across a wide range of vehicle classes and types
- Pivotal Investment Corporation II (Pivotal IC) (NYSE:PIC) is a publicly listed Special Purpose Acquisition Company ("SPAC")
- XL and Pivotal are combining to advance and accelerate the market growth of XL's electrified powertrain solutions and expand its product offerings
  - XL shareholders are rolling 100% of their equity
  - Transaction proceeds are being retained in the business
- Pro forma for the transactions (including $150M PIPE investment and assuming no redemptions from SPAC trust):
  - XL will have ~$350m of cash to fund growth based on cash held in trust and PIPE proceeds
- Implied ~$1.1b Enterprise Value
  - Represents attractive entry multiples relative to peer group metrics

Pivotal views XL Fleet as a unique opportunity to invest in the market leader in vehicle electrification solutions with a proven management team and strong demonstrated growth

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XLFleet

Vision To be the world leader in fleet electrification Mission Accelerate fleet electrification through cost effective, customer tailored and comprehensive solutions 6Vision To be the world leader in fleet electrification Mission Accelerate fleet electrification through cost effective, customer tailored and comprehensive solutions 6

Section I Business Overview Section I Business Overview

XL Fleet: Industry Leader Positioned For Long-Term xEV Growth

1 **Massive Market**	›	Global TAM >$1 Trillion[1] with ~1 million vehicles sold annually in North America alone; experiencing dramatic **demand for more sustainable solutions**
2 **Market Leader**	›	Trusted by over **200 fleet customers** with **3,000+ systems** deployed, **130+ million** customer driven miles
3 **Proven Technology**	›	Broad portfolio of **proven, cost-effective solutions for numerous vehicle classes / segments** with rapid product development capabilities
4 **Highly Scalable**	›	Established production can scale to **100,000+ units annually** and **XL's capital efficient operating model** is **ready to scale** and drive profitability
5 **Future Proof**	›	Uniquely positioned to deliver on **"Electrification-as-a-Service"** and turbo charge growth as market evolves



XLhybrid. XLplug-in. XLelectric. XLlink. XLgrid.

(1) Based on research from NTEA and IHS, as well as Company estimates and analysis

8 Confidential XLFleet

Massive 1 Compelling and Massive Market Opportunity in Fleet Electrification Market The problem: Need to reduce emissions now, but virtually all fleet vehicles today are powered by fossil fuel. Fully-EV production capacity has barely started and will take decades to supply the whole market XL Fleet Has The Solution (1) EV share of Global Vehicle Fleet by Segment Cost effective lower emissions options today: XLH & XLP 100% 80% Leveraging existing industry to serve a diverse market EV Share of Global Vehicle Fleet by Segment Broad Opportunity for HEV & 60% PHEV Decades-long growth opportunity 40% 40% for XL’s xEV offerings 20% Plug-In Hybrid creates first-mover advantage in transition to EV 0% 2019 2025 2030 2035 2040 Paving the way for “Electrification Light Commercial Medium Commercial Heavy Commercial as-a-Service” (1) BNEF EV Outlook 2019 9 ConfidentialMassive 1 Compelling and Massive Market Opportunity in Fleet Electrification Market The problem: Need to reduce emissions now, but virtually all fleet vehicles today are powered by fossil fuel. Fully-EV production capacity has barely started and will take decades to supply the whole market XL Fleet Has The Solution (1) EV share of Global Vehicle Fleet by Segment Cost effective lower emissions options today: XLH & XLP 100% 80% Leveraging existing industry to serve a diverse market EV Share of Global Vehicle Fleet by Segment Broad Opportunity for HEV & 60% PHEV Decades-long growth opportunity 40% 40% for XL’s xEV offerings 20% Plug-In Hybrid creates first-mover advantage in transition to EV 0% 2019 2025 2030 2035 2040 Paving the way for “Electrification Light Commercial Medium Commercial Heavy Commercial as-a-Service” (1) BNEF EV Outlook 2019 9 Confidential

XL Fleet Well-Positioned to Electrify a Large Multi-Segmented Market

1 Massive Market

Fragmentation of commercial vehicle market creates many long-term opportunities

Key Market Dynamics

- *Tremendous diversity in use cases & applications*
- *"Customization" required to optimize ROI*
- *OEMs will not enter all segments with EVs*

XL Fleet is Well-Positioned Across Electrification Spectrum

XL's Proprietary Technologies

HEV | PHEV | EV | FCEV

Numerous Market Segments



Utility Van
Pickup Truck
Box Truck
School Bus
Transit Bus
Tow Truck
Mini Bus
City Delivery
Step Van
Bucket Truck
Refuse Truck
Semi Tractor

CLASS 2 - 3 | CLASS 4 - 6 | CLASS 7 - 8

EXISTING APPLICATIONS (CLASS 2 - 3, CLASS 4 - 6)

FUTURE DEVELOPMENT (CLASS 7 - 8)

Dramatically increases TAM

XL Fleet can cover all platforms and vehicle classes

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XLFleet

Market 2 XL has De-Risked the Road to Electrification Leader Comparing XL to Other Notable Commercial EV Players Established Production Customer Base (1) (1) Models Available & (1,000+ per year) (100+ Customers) (1) Projected Cumulative Units Sold (1) Announced 2020 2021 2024 2020 2021 2024 9 4,284 9,234 üüüüüü 20 3 320 ûûüûûü 400 3 ûüüûûü 2,400 4 ûûüûûü 600 1 ûüüûûü 2,200 - 2,000 4,000 6,000 8,000 10,000 2020 2021 (1) Based on publicly available Investor Presentations and press releases, as well as Management 11 C Conf onfiident dentiial al estimates; Workhorse 2021 unit projections based on analyst estimatesMarket 2 XL has De-Risked the Road to Electrification Leader Comparing XL to Other Notable Commercial EV Players Established Production Customer Base (1) (1) Models Available & (1,000+ per year) (100+ Customers) (1) Projected Cumulative Units Sold (1) Announced 2020 2021 2024 2020 2021 2024 9 4,284 9,234 üüüüüü 20 3 320 ûûüûûü 400 3 ûüüûûü 2,400 4 ûûüûûü 600 1 ûüüûûü 2,200 - 2,000 4,000 6,000 8,000 10,000 2020 2021 (1) Based on publicly available Investor Presentations and press releases, as well as Management 11 C Conf onfiident dentiial al estimates; Workhorse 2021 unit projections based on analyst estimates

Market 2 XL Fleet is the Market Leader in Fleet Electrification Leader Trusted brand helping fleets drive decarbonization today Diverse Base of Customers Operating Over 1 Million Vehicles Globally Established, track-record with many of the largest fleet owners… 200+ 10+ fleet years of experience customers 3,000+ 130+ vehicles on the Million miles driven road Individual Order Sizes Rapidly Growing …Creating strong momentum and Largest Annual Order (# of units) significant long-term growth opportunities 1100 1200 900 600 $220m+ 3x 350 234 300 12-mo sales revenue growth 0 pipeline in 2020 2018 2019 2020 12 ConfidentialMarket 2 XL Fleet is the Market Leader in Fleet Electrification Leader Trusted brand helping fleets drive decarbonization today Diverse Base of Customers Operating Over 1 Million Vehicles Globally Established, track-record with many of the largest fleet owners… 200+ 10+ fleet years of experience customers 3,000+ 130+ vehicles on the Million miles driven road Individual Order Sizes Rapidly Growing …Creating strong momentum and Largest Annual Order (# of units) significant long-term growth opportunities 1100 1200 900 600 $220m+ 3x 350 234 300 12-mo sales revenue growth 0 pipeline in 2020 2018 2019 2020 12 Confidential

XL Powertrain Platform is Proven, Flexible and Scalable

3 Proven Technology

Leading technology developed over the last decade

Key Highlights

- ✓ Significant technology library and know-how backed by deep bench of engineers and powertrain specialists
- ✓ Unique rapid integration of new hardware and software
  - **<1 month** to integrate new OEM battery into vehicles
  - **<3 months** to production (including crash testing)
- ✓ Quickly scaling across vehicle classes, OEM platforms and applications
  - **<1 month** to develop HEV for new OEM chassis
  - **<6 months** to production


XL Link
Enables remote commissioning, upgrades and reporting
Traction Motor
Regenerative braking and electrical assist
Battery Pack
In XLH™ a 40 kW/1 kWh lithium battery and in XLP™ an 18 kWh battery
OEM Vehicle
OEM's engine, transmission, fuel and exhaust systems stay completely intact and unmodified. OEM warranty also stays intact
Motor Drive
Controls current flow between battery and electric traction motor

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XLFleet

Proven 3 XL Tech Works With Current Industry Standard Manufacturing Process Technology Almost all US commercial vehicles are built in two stages XL Powertrain Custom Body (Upfitter) XL Fleet Vehicle XL Link XL HEV or PHEV OEM UPFITTER CUSTOMER 14 ConfidentialProven 3 XL Tech Works With Current Industry Standard Manufacturing Process Technology Almost all US commercial vehicles are built in two stages XL Powertrain Custom Body (Upfitter) XL Fleet Vehicle XL Link XL HEV or PHEV OEM UPFITTER CUSTOMER 14 Confidential

Differentiated Product Portfolio Suits Customers' Diverse Use Cases

3 Proven Technology

Flexible platform and rapid development capabilities

XLhybrid

- Improve MPG (~25%) & meet sustainability goals without compromising performance
- No operational risk or infrastructure required for fleet operators

XLplug-in

- Innovative plug-in hybrid system that is revolutionary in its simplicity
- Highly-efficient – capable of driving up to 50% savings in MPG

XLelectric

- Zero emissions offering
- XL propulsion systems will enable fast-to-market, very competitive EV offerings

Available Vehicles Plus Near-Term Roadmap



	Ford F-150 Pickup	Ford F-250 Pickup	Ford Transit Vans	Chevy Express & GMC Savana Vans	Ford E-350/450	Chevy & GMC 3500/4500	Ford F-59 Super Duty	
XLhybrid		Currently Available	Currently Available	Currently Available	Currently Available	Currently Available	Currently Available	*In Development*
XLplug-in	Currently Available	Currently Available	*In Development*	*In Development*	*In Development*	*In Development*	*In Development*	*In Development*
XLelectric					*In Development*	*In Development*		*In Development*

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Confidential

XLFleet

Proven Results and Value in Demanding Environments

3 Proven Technology

Reliability, Sustainability, and Financial Benefit in Critical Applications


SEATTLE FIRE DEPT.
MEDIC ONE
MEDIC ONE

Seattle Fire Department

- 27 HEV Ford E-450 ambulances used for 911 response
- Same or better torque than stock ambulances
- $98,000 lifetime operational savings & 294 MT of CO_2 emissions eliminated



Puget Sound Energy

- 110 HEV Transits and F-250 pickups for Washington state's largest utility
- Used for natural gas first responders and inspectors
- Supporting PSE's goal of reducing CO_2 footprint by 50% by 2040



Last Mile Delivery

- 550 HEV Transits and E-350 step vans used for daily mail delivery
- Over 1.6 million miles driven since February 2019
- 21% fuel savings with Transit on urban drive cycle (1)

16

(1) Based on UDDS drive cycle. Actual results vary based on drive cycle.

Confidential

XLFleet

Unique Model – Highly Scalable & Capital Efficient Production Capacity

4 Highly Scalable

*Network of qualified production partners who **already** produce 100,000+ commercial vehicles per year*

Key Highlights

- ✓ World-class partnerships
- ✓ Able to meet demand in US and Canada
- ✓ Rapid scale with minimal capital expense:
  - Current production capacity of ~6,000/yr.
  - Incremental installation capacity:
    - **10,000 – 100,000 units/year**
    - **$500,000 – $5 Million**
    - **6 months – 18 months**

XL Fleet Installation Partners



Canada
Hudson Bay
Labrador Sea
Mexico
Gulf of Mexico
Cuba
Guatemala
Nicaragua

Upfit Channel Partners

Established production and sales for commercial fleet customers

Distributed and Remote Production Management System



Installation Process Platform – *provides step-by-step instructions and tracks technician progress*

Remote Commissioning App - *allows technicians to verify proper operation of installed system*

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XLFleet

Highly 4 Low Risk Path to Dramatic Growth Scalable Selling existing products to existing customers through existing channels Well-Established, Multi-Channel Approach Accelerating Unit Sales Supported by Robust Pipeline ü $220+ million sales pipeline for next 12 months, 2020F 95% booked ü De-risked growth plan supported by existing offering XL Direct Sales OEM Partners ü Increasing TAM through transition to all-electric and launch of class 7/8 by 2023 $ Millions XL Fleet Revenue Forecast $1,600 $1,400 $1,200 $1,000 $800 $600 FMC Partners Upfitter Partners $400 $200 $0 2020 2021 2022 2023 2024 CL 2-6 HEV & PHEV XL EV Class 4-6 XL xEV Class 7-8 International & Other 18 ConfidentialHighly 4 Low Risk Path to Dramatic Growth Scalable Selling existing products to existing customers through existing channels Well-Established, Multi-Channel Approach Accelerating Unit Sales Supported by Robust Pipeline ü $220+ million sales pipeline for next 12 months, 2020F 95% booked ü De-risked growth plan supported by existing offering XL Direct Sales OEM Partners ü Increasing TAM through transition to all-electric and launch of class 7/8 by 2023 $ Millions XL Fleet Revenue Forecast $1,600 $1,400 $1,200 $1,000 $800 $600 FMC Partners Upfitter Partners $400 $200 $0 2020 2021 2022 2023 2024 CL 2-6 HEV & PHEV XL EV Class 4-6 XL xEV Class 7-8 International & Other 18 Confidential

XL is Creating a Fully Integrated Platform for Fleet Electrification

5 Future Proof

Expanding integrated product and service offering to enable "Electrification-as-a-Service"

Real Time Data Monitoring & Analytics	***Proprietary Electric Powertrain Platform***	***Power Management, Charging & Storage***
XLlink	XLhybrid XLplug-in XLelectric	XLgrid





Grid
Utility
Building
XL

Fully Integrated & Proprietary Fleet Electrification Platform

- Proprietary, cloud-based vehicle connectivity platform
- Rapid reporting & remote upgrading
- Actionable intelligence

- Broad xEV product offering with established production
- Proven path to commercialization
- All electric platform in development

- Comprehensive charging and power management solutions
- Onsite storage and power generation
- Optimized electrification strategies

19

Confidential

XLFleet

XL Leadership Team Overview

Seasoned and talented management team dedicated to executing the Company's vision

Leadership Team



Dimitri Kazarinoff *Chief Executive Officer & Board Member*

Accomplished transportation industry executive. Led the hybrid powertrain systems division of Eaton and was President of AVL Powertrain Engineering.



Tod Hynes *Founder, Chief Strategy Officer & Board Member*

17+ years of experience in energy innovation and fleet electrification. Tod is also a Senior Lecturer at MIT, where he received his B.S. in management science.



Rob Kisiel *VP, Supply Chain & Production*

20+ years in Operations & Supply Chain with emphasis on cost down and ERP for multi-nationals, including HP and Philips. Holds an MBA and a Six Sigma Blackbelt.



Pierre Auguste *Executive Controller*

20+ years of financial services experience. Held positions at State Street Global Advisors and Enterprise Holdings, Ltd. Holds a BS in Finance and an MBA with a Finance concentration.



Colin Filthaut *Dir. Program Management*

20+ years of automotive project management experience. Responsible for new product development efforts and process optimization. Has a ME degree from U. of Waterloo, Canada.



Brian Piern *VP of Sales & Marketing*

Experienced leader with 25+ years of sales and marketing experience. Brian has previously held positions at Element Fleet Management, GE Capital and Schneider National.



Mike Kenhard *CTO, VP of Engineering*

20+ years of automotive product development experience with leading OEMs and Tier 1s, including Ford and Denso. Mike has an extensive background in engineering EV propulsion systems for scale.



Hanyun Yang *Dir. Global Business Development*

More than 25 years of global commercial vehicle industry experience, including business development and global sourcing for vehicle electrification.



Zhanjiang Zou *Dir. Global New Applications*

25+ years of experience in automotive product development. Previously held engineering management positions with Eaton and AVL with a focus on vehicle electrification.

Board of Directors



Deb Frodl *Board Chair*

Former Exec. Director of GE Ecomagination with an additional 20 years of management experience in GE Capital. Ambassador for the Clean Energy, Education & Empowerment for Women Initiative



Richard Canny *Board Member*

President of Ultimation Industries. Has held multiple roles within Ford including CEO of Ford South America. Former CEO of Think EVs.



Chris Hayes *Board Member*

Founder and Managing Partner at Alturus. Deeply involved in the clean energy and sustainability sectors. Previously founded and sold Altenex.



Scott Dupcak *Board Member*

Managing Director at Constellation Technology Ventures. Oversees venture investing and the commercialization of new energy technologies within Exelon.

Advisors

Rick Wagoner *Former Chief Executive Officer of General Motors*

Dennis Beal *Former Vice President of Global Vehicles at FedEx*

Milo Werner *Former Senior Manager of New Products at Tesla*

Teasha Feldman-Fitzthum *Former Director of Engineering at Ultra Capital*

Rick Cutright *Former Director of Product at General Electric*

Jim Lyons *Former Chief Engineer at General Electric Global Research*

20

Confidential

Introduction to the Pivotal II Team

PIVOTAL

Jon Ledecky, Chairman & CEO



- 35+ years of investment and operational experience
  - Co-Founder, Chairman and CEO of Pivotal I
  - Executed hundreds of acquisitions across multiple industries, raised over $20B in debt and equity
  - Co-owner NHL's New York Islanders since 2014. Prior owner Washington Wizards & Washington Capitals
  - Director of 12+ public companies during his career
  - Founded U.S. Office Products; CEO & Chairman
- B.A. Harvard University & M.B.A. Harvard Business School
- Former Member of NCOE & U.S. Chamber of Commerce

Kevin Griffin, Director



- Founded MGG Investment Group in 2014; CEO and CIO
- Originated and invested $4B+ across the capital structure of middle market businesses
- Co-Founder & Director of Pivotal I
- Highbridge Principal Strategies from inception to $6B+
- Head of Private Investing at Octavian (2007–2009)
- Key member of Drawbridge fund at Fortress as AUM grew from $1B - $10B (2003–2007)
- Winner: M&A Advisor "40 under 40 Emerging Leaders" 2015
- Received a BSBA in Finance from Georgetown University

James Brady, CFO



- Founder and owner of Brady Enterprises, which provides financial, legal and strategic services to growth companies
- Brings experience in financial mgmt., business dev., corporate dev. & capital transactions for growth companies
- Select prior experience:
  - CFO of Pivotal I
  - CFO and General Counsel Sweetgreen (2013–2014)
  - Finance & Legal Executive VP Audax Health Solutions
- B.A. College of William and Mary, J.D. George Washington National Law Center & M.B.A. The University of Virginia

Sarah Sclarsic, Director



- Conducting research at the MIT Media Lab, an interdisciplinary research lab since September 2018
- VP of Operations of Sentieo Inc., producer of software for investors to research and analyze information on public companies, from (2016 – 2018)
- Business Director at Modern Meadow Inc (2013 – 2016)
- Independent consultant from 2011 to 2013
- Co-founder of Getaround Inc., a carsharing company in 2009
  - Director of Operations from 2009 to 2010
- BA in Bioethics from Harvard University

Efrat Epstein, Director



- Director of Pivotal I
- MD of Sound Ventures since November 2016
  - Leads investing, strategy & the day-to-day mgmt. of the fund
- Led Global Strategy at Marsh (January 2016 - November 2016)
- SVP of Planning and Head of IR at iHeartMedia (2013 - 2016)
- Head of Bus. Dev. & Strategy at CLEAR (2011 - 2013)
- Earlier in career, part of Merrill Lynch's Global Energy & Power IB group as well as the Global Strategy team at NYSE Euronext
- BA University of Texas & MBA from Harvard Business School

Katrina Adams, Director



- Director of Pivotal I
- Chairman & President US Tennis Association (2015 – 2018)
  - Served as Chairman of the US Open
  - First African-American, former pro tennis player & youngest person to serve as President in 135-year history
  - First to serve a 2nd two-year term as Chairman & President
- VP of the International Tennis Federation in 2015
- Chairman of the Fed Cup Committee since 2016
- Serves BoD Int. Tennis Hall of Fame & Women's Tennis Assoc.
- "25 Influential Black Women in Business" & "Game Changers"

21

Confidential

XLFleet

Summary Massive Market Opportunity with Accelerating Adoption & Long Runway for Growth Trusted Name in Fleet Electrification with Strong Customer Validation Extensive Blue-Chip Customer Base with Significant Expansion Opportunities Asset-Light & Highly Scalable Business Leveraging Existing Production Channels Lower Risk and Faster Path to Electrification-as-a-Service Offering 22 ConfidentialSummary Massive Market Opportunity with Accelerating Adoption & Long Runway for Growth Trusted Name in Fleet Electrification with Strong Customer Validation Extensive Blue-Chip Customer Base with Significant Expansion Opportunities Asset-Light & Highly Scalable Business Leveraging Existing Production Channels Lower Risk and Faster Path to Electrification-as-a-Service Offering 22 Confidential

Award Winning Company & Technology

Time Magazine: Best Inventions of 2019	*Real Leaders: 100 Top Impact Companies of 2020*	*S&P Global Platts: Commercial Technology of 2018*	*Boston Business Journal 2018: Best Places to Work*	*NEVCA Award 2018: Finalist, Clean Tech & Energy Company of the Year*
Inc. Magazine 2014 Best-Designed American-Made Product: Transportation	*CERAWeek 2004 – Energy Innovation Pioneer*	*Fast Company 2014 – Energy Innovation Pioneer*	*Boston Business Journal 2012 – Best Green Practices Award Winner*	*Electronic Designs 2011 – Best of New Technologies / Components*

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XLFleet

Section II FinancialsSection II Financials

Implies 6% penetration of Summary Financials North American Class 2 – 8 commercial vehicle market (1) (in millions) 2019A 2020E 2021E 2022E 2023E 2024E Revenue $7.2 $21.0 $75.3 $281.1 $647.7 $1,377.1 % Growth NA 192% 258% 273% 130% 113% Cost of Goods Sold $8.1 $18.6 $58.2 $212.6 $490.1 $1,037.1 Gross Profit ($0.9) $2.4 $17.1 $68.5 $157.6 $340.0 % Margin (12%) 12% 23% 24% 24% 25% EBITDA ($13.1) ($9.9) ($15.4) $30.7 $117.3 $308.1 % Margin (182%) (47%) (20%) 11% 18% 22% (1) 2019 financials reflect the Company’s AICPA audit for fiscal year ended December 31, 2019 25 ConfidentialImplies 6% penetration of Summary Financials North American Class 2 – 8 commercial vehicle market (1) (in millions) 2019A 2020E 2021E 2022E 2023E 2024E Revenue $7.2 $21.0 $75.3 $281.1 $647.7 $1,377.1 % Growth NA 192% 258% 273% 130% 113% Cost of Goods Sold $8.1 $18.6 $58.2 $212.6 $490.1 $1,037.1 Gross Profit ($0.9) $2.4 $17.1 $68.5 $157.6 $340.0 % Margin (12%) 12% 23% 24% 24% 25% EBITDA ($13.1) ($9.9) ($15.4) $30.7 $117.3 $308.1 % Margin (182%) (47%) (20%) 11% 18% 22% (1) 2019 financials reflect the Company’s AICPA audit for fiscal year ended December 31, 2019 25 Confidential

Anticipated Use of Funds

$350M
(Estimated Cash in Trust and PIPE Proceeds)

$25M Scale For Core Profitability	• Increased organization capacity • Scale up sourcing and operations
$50M Product Development	• Anti idle & export power • Class 4-6 EV • Class 7&8 xEV
$25M International Expansion	• Secure distribution partners internationally • Adapt systems to local chassis requirements
$80M Electrification-as-a-Service	• Roll out to attractive applications segments and finance vehicles and infrastructure
$170M Corporate Development / General Corporate	• Buy versus make opportunities to accelerate xEV products and growth • Pay down / pre-pay debt

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XLFleet

Transaction Overview

Commentary

- XL equity holders will receive stock in public company (no cash paid to XL shareholders at closing)
- Proceeds for the transaction will be used to capitalize balance sheet for development of new products, working capital, general corporate purpose, pay down or prepay debt and to pay transaction expenses
- Completion of the transaction is expected to occur around Q4 2020
- Transaction includes an upsized $150M fully committed PIPE priced at $10 / share backed by strategic and institutional investors
- Pivotal Chairman and CEO Jon Ledecky and Pivotal Directors Kevin Griffin and Sarah Sclarsic will join the merged company's Board of Directors upon completion of the transaction

Pro Forma Valuation

($ in millions except per share data)	
Share Price	$10.00
Pro Forma Shares Outstanding (1)	143.8
Equity Value	**$1,438**
Less: Net Cash to Balance Sheet	(350)
Implied Enterprise Value	**$1,087**

Cash Sources and Uses

($ in millions)	$	%
Seller Rollover	$1,000	72%
Estimated Cash in Trust (2)	232	17%
PIPE Proceeds	150	11%
Total Sources	**$1,382**	**100%**
Equity Consideration to XL Shareholders	$1,000	72%
Cash to Sellers	0	0%
Cash to Balance Sheet (3)	350	25%
Estimated transaction costs	32	2%
Total Uses	**$1,382**	**100%**

Post Money Ownership (4)


10%
16%
4%
70%
Pivotal Shareholders
Pivotal Sponsor
Existing XL Shareholders
PIPE Shareholders

(1) Shares outstanding and ownership at close includes 23.0M PIC shares outstanding, 5.75M Pivotal Sponsor's shares, 100.0M shares issued to existing XL shareholders, and 15.0M shares issued to the PIPE investors.
(2) Cash in trust assumes no redemptions in connection with the business combination.
(3) Does not reflect potential repayment / pre-payment of outstanding debt up to $20M.
(4) Post money equity ownership assumes no redemptions.

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XLFleet

Valuation Benchmarking



Based on $1B EV
Notable EV Players(1)(2)
EV / Revenue
2023
1.5x
XLFleet
10.5x
Velodyne LiDAR
6.9x
HYLIION
6.4x
NIKOLA
6.4x
TESLA
5.5x
WORKHORSE
2.9x
CANOO
1.2x
1.1x
LORDSTOWN
5.5x
Median
2024
0.7x
XLFleet
6.3x
Velodyne LiDAR
5.4x
TESLA
3.4x
HYLIION
3.3x
NIKOLA
2.7x
WORKHORSE
1.8x
CANOO
0.7x
LORDSTOWN
0.4x
2.7x
Median
EV / EBITDA
2023
8.0x
XLFleet
75.9x
Velodyne LiDAR
53.6x
WORKHORSE
35.2x
TESLA
33.1x
HYLIION
12.8x
LORDSTOWN
8.7x
NMF(3)
NIKOLA
NMF(3)
CANOO
33.1x
Median
2024
3.0x
XLFleet
29.2x
TESLA
29.0x
Velodyne LiDAR
23.0x
WORKHORSE
13.4x
CANOO
11.8x
HYLIION
6.4x
LORDSTOWN
1.9x
NMF(3)
NIKOLA
12.6x
Median

(1) In instances where SPAC transaction has not yet closed, financial projections based on Investor Presentations; Market Data based on current SPAC share value as of 9/16/20 applied to Pro Forma Shares Outstanding & Pro Forma Net Cash.
(2) For Public Companies, financial projections based on consensus Analyst estimates; Market Data from Capital IQ as of 9/16/20.
(3) Consensus analyst estimates and/or management forecasts project negative EBITDA values or EV / EBITDA multiple >100x.

28 Confidential XLFleet